                                                                      EXHIBIT 12


                            PRO FORMA COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO
                               COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                                                    (Unaudited)


                                           SIX MONTHS ENDED JUNE 30,                      YEAR ENDED DECEMBER 31,
                                        -----------------------------    --------------------------------------------------------
                                           1996             1995          1995        1994        1993         1992       1991
                                        -----------      ------------   ---------   ---------   ---------    --------    --------
Computation of Earnings:
   Net income (loss)                     $  54,086        $  58,821     $ 128,172   $ 101,460   $  76,169   $ (20,248)  $ (154,487)
   Add:  Provision for income taxes         29,277            5,940        11,011       7,785      13,292       8,765        4,622
   Less: Cumulative effect of
          accounting changes                     -                -             -           -       3,461           -      (21,643)
         Utilization of net
          operating loss carryforwards           -                -             -           -           -       6,181          427
         Extraordinary loss on debt
          restructuring, net of tax              -                -             -           -           -     (39,179)           -
                                         ---------        ---------     ---------   ---------   ---------   ---------   ----------
      Income (loss) before income taxes,
       extraordinary items, and
       cumulative effect of accounting
       changes                              83,363           64,761       139,183     109,245      86,000      21,515     (128,649)
   Fixed charges, excluding interest on
    deposits                                10,399           11,415        22,683      11,777      11,232      25,758       40,409
                                         ---------        ---------     ---------   ---------   ---------   ---------   ----------
      Total earnings for computation,
       excluding interest on deposits       93,762           76,176       161,866     121,022      97,232      47,273      (88,240)
   Interest on deposits                    128,756          121,997       249,206     169,634     153,309     208,277      412,449
                                         ---------        ---------     ---------   ---------   ---------   ---------   ----------
      Total earnings for computation,
       including interest on deposits    $ 222,518        $ 198,173     $ 411,072   $ 290,656   $ 250,541   $ 255,550   $  324,209
                                         =========        =========     =========   =========   =========   =========   ==========

Computation of Fixed Charges:
   Rental expense                        $   5,480        $   5,342     $  10,745   $  10,522   $  10,849   $  12,573   $   15,196
                                         =========        =========     =========   =========   =========   =========   ==========
   Portion of rental expense deemed
    representative of interest           $   1,671        $   1,633     $   3,323    $  2,582   $   2,398   $   3,575   $    6,610
   Interest on short-term
    borrowed funds                           7,902            7,456        16,067       6,225       4,411       7,458       18,052
   Interest on long-term debt                  826            2,326         3,293       2,970       4,423      14,725       15,747
                                         ---------        ---------     ---------   ---------   ---------   ---------   ----------
      Total fixed charges, excluding
       interest on deposits                 10,399           11,415        22,683      11,777      11,232      25,758       40,409
   Interest on deposits                    128,756          121,997       249,206     169,634     153,309     208,277      412,449
                                         ---------        ---------     ---------   ---------   ---------   ---------   ----------
      Total fixed charges, including
       interest on deposits              $ 139,155        $ 133,412     $ 271,889   $ 181,411   $ 164,541   $ 234,035   $  452,858
                                         =========        =========     =========   =========   =========   =========   ==========

Combined Fixed Charges and Preferred
 Stock Dividends:
   Preferred stock dividend requirement
    on a pre-tax basis                   $       -        $       -     $       -   $       -   $       -   $       -   $        -
   Total fixed charges, excluding
    interest on deposits                    10,399           11,415        22,683      11,777      11,232      25,758       40,409
                                         ---------        ---------     ---------   ---------   ---------   ---------   ----------
      Combined fixed charges and
       preferred stock dividends,
       excluding interest on deposits       10,399           11,415        22,683      11,777      11,232      25,758       40,409
   Interest on deposits                    128,756          121,997       249,206     169,634     153,309     208,277      412,449
                                         ---------        ---------     ---------   ---------   ---------   ---------   ----------
      Combined fixed charges and
       preferred stock dividends,
       including interest on
       deposits                          $ 139,155        $ 133,412     $ 271,889   $ 181,411   $ 164,541   $ 234,035   $  452,858
                                         =========        =========     =========   =========   =========   =========   ==========
Ratio of Earnings to Fixed Charges:
      Excluding deposit interest              9.02 x           6.67 x        7.14 x     10.28 x      8.66 x      1.84 x         **
      Including deposit interest              1.60 x           1.49 x        1.51 x      1.60 x      1.52 x      1.09 x         **

Ratio of Earnings to Combined Fixed
 Charges and Preferred Stock Dividends:
      Excluding deposit interest              9.02 x           6.67 x        7.14 x     10.28 x      8.66 x      1.84 x         **
      Including deposit interest              1.60 x           1.49 x        1.51 x      1.60 x      1.52 x      1.09 x         **

- ------------------------
** In 1991 pro forma earnings are inadequate to cover fixed charges by $128,649.


               COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO
             COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                                  (Unaudited)


                                       Six months ended June 30,               Year ended December 31,
                                      --------------------------  -----------------------------------------------------------
                                           1996        1995         1995       1994        1993        1992           1991
                                         --------    --------     --------   --------    --------    --------       --------
Computation of Earnings:
   Net income (loss)                     $ 51,315    $ 56,689     $125,699   $ 96,906    $ 71,617    $(23,459)     $(156,294)
   Add:  Provision for income taxes        27,795       4,811       10,112      6,275      11,887       7,475          3,987
   Less: Cumulative effect of
          accounting changes                    -           -            -          -       3,091           -        (21,643)
         Utilization of net
          operating loss carryforwards          -           -            -          -           -       6,181            427
         Extraordinary loss on debt
          restructuring, net of tax             -           -            -          -           -     (39,179)             -
                                         --------    --------     --------   --------    --------    --------      ---------
      Income (loss) before income taxes,
       extraordinary items, and
       cumulative effect of accounting
       changes                             79,110      61,500      135,811    103,181      80,413      17,014       (131,091)
   Fixed charges, excluding interest on
    deposits                                8,667       7,741       17,034     10,985      10,852      25,199         39,203
                                         --------    --------     --------   --------    --------    --------      ---------
      Total earnings for computation,
       excluding interest on deposits      87,777      69,241      152,845    114,166      91,265      42,213        (91,888)
   Interest on deposits                   109,418     105,838      215,134    161,516     145,937     199,481        399,856
                                         --------    --------     --------   --------    --------    --------      ---------
      Total earnings for computation,
       including interest on deposits    $197,195    $175,079     $367,979   $275,682    $237,202    $241,694      $ 307,968
                                         ========    ========     ========   ========    ========    ========      =========
Computation of Fixed Charges:
   Rental expense                        $  5,309    $  5,192     $ 10,449   $ 10,454    $ 10,782    $ 12,517      $  15,153
                                         ========    ========     ========   ========    ========    ========      =========
   Portion of rental expense deemed
    representative of interest           $  1,619    $  1,587     $  3,231   $  2,565    $  2,383    $  3,559      $   6,592
   Interest on short-term
    borrowed funds                          6,832       5,826       13,208      5,823       4,060       6,915         16,909
   Interest on long-term debt                 216         328          595      2,597       4,409      14,725         15,702
                                         --------    --------     --------   --------    --------    --------      ---------
      Total fixed charges, excluding
       interest on deposits                 8,667       7,741       17,034     10,985      10,852      25,199         39,203
   Interest on deposits                   109,418     105,838      215,134    161,516     145,937     199,481        399,856
                                         --------    --------     --------   --------    --------    --------      ---------
      Total fixed charges, including
       interest on deposits              $118,085    $113,579     $232,168   $172,501    $156,789    $224,680      $ 439,059
                                         ========    ========     ========   ========    ========    ========      =========
Combined Fixed Charges and Preferred
 Stock Dividends:
   Preferred stock dividend requirement
    on a pre-tax basis                   $      -    $      -     $      -   $      -    $      -    $      -      $       -
   Total fixed charges, excluding
    interest on deposits                    8,667       7,741       17,034     10,985      10,852      25,199         39,203
                                         --------    --------     --------   --------    --------    --------      ---------
      Combined fixed charges and
       preferred stock dividends,
       excluding interest on deposits       8,667       7,741       17,034     10,985      10,852      25,199         39,203
   Interest on deposits                   109,418     105,838      215,134    161,516     145,937     199,481        399,856
                                         --------    --------     --------   --------    --------    --------      ---------
      Combined fixed charges and
       preferred stock dividends,
       including interest on
       deposits                          $118,085    $113,579     $232,168   $172,501    $156,789   $ 224,680      $ 439,059
                                         ========    ========     ========   ========    ========   =========      =========
Ratio of Earnings to Fixed Charges:
      Excluding deposit interest            10.13 x      8.94 x       8.97 x    10.39 x      8.41 x      1.68 x           **
      Including deposit interest             1.67 x      1.54 x       1.58 x     1.60 x      1.51 x      1.08 x           **

Ratio of Earnings to Combined Fixed
 Charges and Preferred Stock Dividends:
      Excluding deposit interest            10.13 x      8.94 x       8.97 x    10.39 x      8.41 x      1.68 x           **
      Including deposit interest             1.67 x      1.54 x       1.58 x     1.60 x      1.51 x      1.08 x           **

- -----------------
** In 1991 earnings are inadequate to cover fixed charges by $131,091.